Exhibit 5         Opinion of Counsel




May 9, 2001

California Water Service Group
1720 North First Street
San Jose, CA 95112-4598

Ladies and Gentlemen:

    We have acted as counsel for California Water Service Group, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, relating to the registration of 1,500,000 shares of common stock, no par value ("Shares") which may be issued from time to time pursuant to the California Water Service Group Long Term Incentive Plan.

    We are of the opinion that the Shares have been duly authorized and that the Shares, when issued pursuant to the terms described in the Registration Statement and in conformance with applicable state securities laws, will be duly and validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                               Very truly yours,

                                      McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP

                                               by Thomas G. Reddy

                                              A Member of the Firm

                                       10